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                                                                   EXHIBIT 10.21

                          FIRST AMENDMENT TO AGREEMENT

      THIS FIRST AMENDMENT TO AGREEMENT (the "Amendment") is entered into as of November 4, 2004 (the "Amendment Effective Date"), between Takeda Pharmaceutical Company Limited (formerly known as Takeda Chemical industries, Ltd.), with its head office at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (hereinafter called "TAKEDA"), and Peninsula Pharmaceuticals, Inc., with its head office at 1751 Harbor Bay Parkway, Alameda, CA 94502, USA (hereinafter called "PENINSULA").

                                    RECITALS

      WHEREAS, PENINSULA and TAKEDA entered into a certain agreement dated September 30, 2003 relating to a compound coded by TAKEDA as TAK-599 (the "Agreement"), pursuant to which TAKEDA has granted to PENINSULA exclusive rights to develop and commercialize the Product (as defined in the Agreement) in the Territory (as defined in the Agreement); and

      WHEREAS, the parties desire to amend the Agreement to clarify TAKEDA's rights under Section 17.2(c) of the Agreement in the event that fifty percent or more of the voting shares of PENINSULA come to be owned or controlled directly or indirectly by a person or entity who was not a controlling shareholder of PENINSULA on September 30, 2003;

      NOW, THEREFORE, PENINSULA and TAKEDA hereby agree that the Agreement is amended, effective as of the Amendment Effective Date, as provided below:

      1. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

      2. Section 10.3 of the Agreement is hereby amended to read in its entity as follows:

            "The introduction, advertisement and sales promotion of the Product shall be made at PENINSULA's own expense and PENINSULA shall use commercially reasonable diligent efforts to maximize the sales of the Product, which efforts shall be at least consistent with those exercised for PENNSULA's other products of similar scientific and commercial potential. Upon the reasonable request of TAKEDA and to the extent permitted by applicable laws and regulations, PENINSULA shall inform TAKEDA of its plans of its promotional and sales activities for the Product, including its estimated timeline and budget (which may be revised from time to time to reflect market conditions and regulatory approval status), and any other related information reasonably requested by TAKEDA."

      3. Section 17.2(c) of the Agreement is hereby amended to read in its entirety as follows :


            "(c) in addition to Sections 17.2 (a) and (b), TAKEDA may terminate this Agreement by a registered letter to PENINSULA effective upon PENINSULA's receipt of such notice if a substantial change occurs in the shareholding of

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            PENINSULA which results in fifty percent (50%) or more of the voting shares of PENINSULA becoming owned or controlled directly or indirectly by a person or entity (hereinafter called the "Parent Company") who was not a controlling shareholder of PENINSULA on the Effective Date (hereinafter called the "Change of Control"), provided, however, that TAKEDA shall not be able to terminate this Agreement pursuant to this Section 17.2 (c) if TAKEDA previously consented to such Change of Control, which consent shall not be unreasonably withheld."

      4. The address of the head office of PENINSULA has changed to 1751 Harbor Bay Parkway, Alameda, CA 94502, USA. All notices required to given by TAKEDA under the Agreement shall be sent to PENINSULA's new address in accordance with the provisions of Section 18.5 of the Agreement.

      5. Except as amended hereby, all provisions of the Agreement shall remain in full force and effect.

      6. This Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute together the same document.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed:

TAKEDA PHARMACEUTICAL COMPANY LIMITED       PENINSULA PHARMACEUTICALS, INC.

/s/  Saburo Hamanaka                        /s/ Dennis Podlesak


------------------------------------        ------------------------------------
                                            Name:    Dennis Podlesak
Name:  Saburo Hamanaka                      Title:   President & CEO
Title: Corporate Officer
       General Manager
       Division of Americas

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